Exhibit 15.2

57th Floor, Fortune Financial Center, Suite 57055 East 3rd Ring Road, Chaoyang District Beijing 100020, PRC Tel: +86 (10) 6530-9989

Golden Sun Technology Group Limited

Room 503, Building C2, No. 1599

Xinjinqiao Road, Pudong New Area

Shanghai, China

February 12, 2026

We consent to the references to our firm as “PRC counsel” in the annual report on Form 20-F of GOLDEN SUN TECHNOLOGY GROUP LIMITED (the “Company”) for the fiscal year ended September 30, 2025, including all amendments or supplements thereto (the “Annual Report”), filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 12, 2025 under the U.S. Securities Act of 1933 (as amended). We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulation promulgated thereunder.

Your faithfully,

/s/ Pacgate Law Firm
Pacgate Law Firm